Exhibit 99.1

Letter of Intent (“LOI”)

between

Indo Mines Ltd.

and

Indo Energy Pty Ltd

and

KAL Energy, Inc.

and

Thatcher Mining Pte Ltd

This is an agreement between Indo Mines Ltd, an Australian publicly listed company with its registered office at Level 9, 28 The Esplanade, Perth WA 6000 (“IDO”), Indo Energy Pty Ltd, a wholly owned subsidiary of IDO registered in Australia (“INDE”), KAL Energy, Inc., an American publicly listed company with its registered office at World Trade Center, 14th Floor, Jl. Jend. Sudirman Kav. 29-31, Jakarta, Indonesia (“KALG”) and Thatcher Mining Pte. Ltd, a wholly owned subsidiary of KALG with its office registered at 213 Henderson Road #02-01, Singapore 159553(“TM”).

Purpose & Scope

The purpose of this LOI is to document the intent of IDO/INDE and KALG/TM to establish and operate a Joint Venture to conduct Phase II exploration on, and to develop and put into production, KALG/TM’s “Graha” coal concession in East Kalimantan, Indonesia.  It also sets forth the underlying principles for establishing the Joint Venture.

Background

In August 2005, IDO commenced an evaluation of a large iron sands project in Indonesia.  The Company plans to focus primarily on the Jogjakarta Project in Indonesia as well as other potential Indonesian developments.  The Directors of IDO are excited about the prospects of the Jogjakarta Ironsands Project in Indonesia and believe this project has the potential to build the Company into a mining house which will transform the value of shareholders’ interests.  IDO is incorporated in Australia, and is publicly traded on the ASX.

KALG, through its wholly owned subsidiary TM, has economic rights to two coal concessions near the Mahakam River in East Kalimantan, Indonesia.  One of those concessions — Graha — contains a JORC Compliant resource of 248 million metric tons of thermal coal, of which 141 million tonnes is in the Indicated category and 107 million tonnes is in the Inferred category.  KALG/TM has commenced exploration programs and feasibility studies on these concessions to determine their commercial viability.  KALG/TM intends to develop and produce coal from these concessions in a socially, environmentally and economically sustainable manner, as guided by the Equator principles.  End markets for KALG/TM’s thermal coal product include local Indonesian consumers as well as export markets in India, China, North Asia, and Southeast Asia.  KAL Energy is incorporated in the State of Delaware and is publicly traded on the NASDAQ OTCBB.

IDO/INDE and KALG/TM have discussed the mutual benefits that could arise from working cooperatively on the development of Graha.  As a consequence, both parties are entering into this LOI to explore the feasibility of establishing a Joint Venture to progress the exploration, development, and construction of the Project, with the goal of establishing a mine site capable of producing at least 2 Million tonnes of thermal coal per year.

Overview of Proposed Joint Venture Terms

Subject to a successful due diligence process, KALG/TM and IDO/INDE intend to form a Joint Venture to:

•	complete the exploration program on the Graha concession;
•
complete all permitting and land access activities, transportation studies, environmental studies, mining studies, marketing, and economic feasibility studies required to advance the project to a final investment decision, and,

•	if economic feasibility is established and a positive Decision to Mine is taken, undertake the construction activities required to bring the project into production.

It is agreed that the respective working interests in the Joint Venture will be:

•	IDO—70%
•	KALG—30%

In return for its 70 percent net working interest in the project, IDO/INDE agrees to pay 100 percent of the future costs attributable to the Exploration, Feasibility, and Development phases of the Graha project, thus providing KALG/TM with a free carry from the date of this LOI until a Decision to Mine is taken on the project.  Once a Decision to Mine is made, KALG/TM and IDO/INDE will each pay their working interest share of all capital and operating costs going forward.

Moreover, IDO/INDE agrees to pay KALG/TM the sum of US$1,300,000 in recognition of the historic costs incurred by KALG/TM on the Graha concession.  The payment will be staged in accordance with the following schedule:

•	US$100,000 during the Due Diligence period (See Section IV)
•	A further US$100,000 upon completion of successful due diligence;
•	Following execution of a Joint Venture Agreement, IDO/INDE shall also remit, in seven equal monthly installments, the sum of USD$1,100,000.

Responsibilities Under this LOI

IDO/INDE and KALG/TM shall undertake the following activities:

Phase A:  Exclusive Due Diligence

IDO/INDE shall immediately commence an Exclusive Due Diligence process.  Given the scope of work already undertaken by IDO/INDE in respect of Graha, it is expected that the Due Diligence process will be completed within 60 days.

In consideration for the Exclusivity Period, IDO/INDE shall remit the sum of USD$100,000 to KALG/TM as follows:

•	A payment of USD$25,000 within 2 days of signing this LOI;
•	A payment of USD$25,000 within 14 days of signing this LOI;
•	A payment of USD$25,000 within 30 days of signing this LOI; and
•	A payment of USD$25,000 within 45 days of signing this LOI.

A further payment of USD$100,000 is payable upon completion of successful due diligence at the end of the Due Diligence period.

KALG/TM shall not enter into any agreements with third parties relating to establishing a Joint Venture on the Graha Project or sale of the Graha Project or TM during the Exclusivity Period.

KALG/TM shall undertake to provide IDO/INDE with reasonable access to staff, technical and commercial information, and any other materials required by IDO/INDE to conduct its due diligence in a timely and effective manner.

IDO/INDE shall evaluate the technical and commercial aspects of the KALG/TM Graha Project as expeditiously as possible.

Phase B:  Exploration and Feasibility

Upon completion of successful due diligence by IDO/INDE, KALG/TM and IDO/INDE shall execute a Joint Venture Agreement for the purpose of forming a Joint Venture to explore and develop the Graha project.  On formation of the Joint Venture, the working interests of the parties will be 70% IDO/INDE and 30% KALG/TM.

The Joint Venture will establish an Operating Committee to oversee project activities, including the establishment of a Work Program and Budget with IDO/INDE being entitled to appoint two members and KALG/TM being entitled to appoint one member.  Each member of the Operating Committee is entitled to exercise one vote on the Operating Committee.  The decisions of the Operating Committee shall be by majority vote and shall bind the parties.

IDO/INDE will act as operator/manager of the Joint Venture.  IDO/INDE shall contract KALG on commercial terms to conduct the Graha exploration and feasibility programs on behalf of the Joint Venture, with the following key deliverables;

•	Independent JORC Resource and Reserves Statement
•	All necessary Government approvals and permits
•	Land access rights
•	Completed AMDAL (Environmental Impact Assessment)
•	Completed Feasibility Study

Once the Work Program and Budget (including manpower and overhead costs) have been approved, IDO/INDE will fully fund the Work Program and Budget through the end of the Exploration, Feasibility, and Development Phase.

Following execution of a Joint Venture Agreement, IDO/INDE shall also remit, in seven equal monthly installments, the sum of USD$l,100,000.  This sum, along with the US$100,000 payable during the exclusivity period and US$100,000 payable upon successful completion of due diligence at the end of the Due Diligence period, is intended to satisfy IDO’s obligations in respect of historic costs.

Phase C:  Construction

IDO/INDE will continue as Operator during the Construction phase of the project.  All capital and operating costs incurred during this phase of the project will be borne by the parties in accordance with their respective working interest shares in the project.

Phase D:  Production

Once production has commenced, IDO/INDE and KALG/TM will bear their share of operating costs and all future capital costs in accordance with their respective working interests, and each party shall receive revenue from the production in proportion to its respective Joint Venture working interest.

Furthermore, it is the intention of the Joint Venture to enter into a Coal Sale and Purchase Agreement with IDO for the supply of 1 to 2 million tonnes of Graha coal per annum to IDO at market prices for domestic consumption in Indonesia.  Other marketing activities will be conducted jointly by the parties, with costs funded in proportion to their respective Joint Venture working interests.

It is Mutually Understood and Agreed By and Between the Parties That:

This LOI represents the whole agreement between the parties.

Any modifications made to this LOI shall only be recognized after mutual written consent of both parties.

Effective Date and Signature

This LOI shall be effective upon the signature of IDO/INDE’s and KALG/TM’s authorized officials.  It shall be in force from January 20, 2009.  IDO, INDE, TM and KALG indicate agreement with this LOI by their signatures.

//s// William Bloking	//s// Philip Welten
William Bloking	Philip Welten
Executive Chairman	Managing Director
KAL Energy, Inc.	Indo Mines Ltd.
Date:	Date:

//s// William Bloking	//s// Philip Welten
William Bloking	Philip Welten
Director	Director
Thatcher Mining Pte Ltd	Indo Energy Pty Ltd.
Date:	Date
: